SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 22, 2006

CUBIST PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21379	22-3192085
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

65 Hayden Avenue, Lexington, Massachusetts 02421

(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 860-8660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement

On September 22, 2006, the registrant, Cubist Pharmaceuticals, Inc. (“Cubist”) and ACS Dobfar, SpA (“ACS”) entered into a Fourth Amendment to our September 30, 2001 Manufacturing and Supply Agreement (the “MSA”) under which ACS supplies Cubist with Active Pharmaceutical Ingredient for CUBICIN.  The Fourth Amendment extends the term of the MSA, extends the purchase minimums through the new term, and adjusts the pricing structure under the MSA.

Item 5.02            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 22, 2006 (the “Election Date”), Martin Soeters was elected to the Board of Directors of Cubist.  Pursuant to Cubist’s Amended and Restated 2002 Directors Equity Incentive Plan, on the Election Date Cubist granted Mr. Soeters an option to purchase 10,000 shares of Cubist common stock at $21.80 per share, the closing price of Cubist common stock on the Election Date.  On September 27, 2006, Cubist issued a press release announcing Mr. Soeters’s election.  A copy of the press release is attached hereto at Exhibit 99.1 and is incorporated herein by reference.

Item 9.01            Financial Statements and Exhibits.

(d)         Exhibits.

99.1     Press Release, dated September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBIST PHARMACEUTICALS, INC.

By:	/s/ Christopher D.T. Guiffre
Christopher D.T. Guiffre
Senior Vice President, General Counsel
and Secretary

Dated: September 27, 2006